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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



          We consent to the inclusion of our report dated July 16, 1999, accompanying the financial statements of Ash Corp. contained in the Nutrition For Life International, Inc. Form 8-K/A.



HEIN + ASSOCIATES LLP
Houston, Texas
January 31, 2000